Exhibit 4.1

Execution Version

REDWOOD TRUST, INC.

as Issuer

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of June 9, 2022

7.75% Convertible Senior Notes due 2027

TABLE OF CONTENTS

- i -

- ii -

Signatures

Schedule A

Exhibit A

Exhibit B

- iii -

INDENTURE, dated as of June 9, 2022, by and between REDWOOD TRUST, INC., a Maryland corporation (the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 7.75% Convertible Senior Notes due 2027 (the “Notes”), initially in an aggregate principal amount not to exceed $200,000,000 (or up to $230,000,000 if the Initial Purchasers exercise the Shoe Option), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, have duly authorized the execution and delivery of this Indenture; and

WHEREAS, the form of Note attached as Exhibit A hereto (the “Form of Note”), the certificate of authentication to be borne by each Note, the form of Conversion Notice, the form of Fundamental Change Repurchase Notice and the Assignment Form to be borne by the Notes are to be substantially in the forms provided in the Form of Note.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

Article I.
Definitions and OTHER Provisions of General Application

Section 1.01        Definitions. Capitalized terms used herein have the following meanings.

As used herein, the following terms have the specified meanings:

“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders that may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing.

“Additional Interest” means Rule 144 Additional Interest and Reporting Additional Interest.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture.

“Additional Shares” has the meaning specified in Section 5.07(a).

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

“Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

“Bid Solicitation Agent” means the Person who is required to obtain bids for the Trading Price in accordance with Section 5.01(c)(i)(B) and the definition of “Trading Price.” The initial Bid Solicitation Agent on the date of this Indenture will be the Company; provided, however, that the Company may appoint any other Person (including any of the Company’s Subsidiaries) to be the Bid Solicitation Agent at any time after the date of this Indenture without prior notice to the Holders.

“Board of Directors of the Company” means the board of directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors of the Company or pursuant to authorization by the Board of Directors of the Company and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or required by law or executive order to close or to be closed in the City of New York; provided, however, that solely for purposes of determining the dates on which payments are due on the Notes, a day on which banking institutions in the applicable place of payment are authorized or required by law or executive order to close will be deemed not to be a “Business Day.”

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Cash Settlement” has the meaning specified in Section 5.03(a).

“Close of Business” means 5:00 p.m. New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Settlement” has the meaning specified in Section 5.03(a).

“Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.

“Common Stock” means, subject to Section 5.05, the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Indenture.

“Common Stock Change Event” has the meaning specified in Section 5.05.

“Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Section 8.01, shall include its successors and assigns.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Conversion Agent” has the meaning specified in Section 2.12.

“Conversion Consideration” has the meaning specified in Section 5.03(b)(i).

“Conversion Date” has the meaning specified in Section 5.02(b).

“Conversion Notice” has the meaning specified in Section 5.02(a).

“Conversion Price” means at any time the amount equal to $1,000 divided by the then applicable Conversion Rate.

“Conversion Rate” means initially 95.6823 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

The term “corporation” means a corporation, association, company, joint-stock company or business trust.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be administered and shall initially be located at the address located in Section 12.05.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (a) the applicable Daily Maximum Cash Amount; and (b) the Daily Conversion Value for such VWAP Trading Day.

“Daily Conversion Value” means, with respect to any VWAP Trading Day, 1/25th of the product of (a) the Conversion Rate in effect immediately after the Close of Business on such VWAP Trading Day; and (b) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

“Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (a) the Specified Dollar Amount applicable to such conversion by (b) 25.

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (a) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (b) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RWT <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company, which may be one of the Initial Purchasers). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“De-Legending Deadline Date” means, with respect to any Note, the 15th day after the Free Trade Date of such Note; provided, however, that if such 15th day is after a Regular Record Date and on or before the next Interest Payment Date, then the De-Legending Deadline Date for such Note will instead be the fifth Business Day immediately after such Interest Payment Date.

“De-Legending Failure” has the meaning specified in Section 3.08(b).

“Default” means any event that is, or after notice or passage of time would be, an Event of Default.

“Default Settlement Method” means Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that (x) subject to Section 5.03(a)(iii), the Company may, from time to time, change the Default Settlement Method, to any Settlement Method that the Company is then permitted to elect, by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent; and (y) the Default Settlement Method will be subject to Section 5.03(a)(ii).

“Deferral Exception” means any deferral of an adjustment to the Conversion Rate pursuant to the second sentence of Section 5.04(k).

“Depositary” has the meaning specified in Section 2.11(b)(i).

“Dividend Threshold Amount” has the meaning specified in Section 5.04(d).

“Dollars” and “$” means the currency of The United States of America.

“DTC” means The Depository Trust Company, a New York corporation, or any successor Depositary.

“Effective Date” has the following meaning with respect to a Make-Whole Fundamental Change: (x) with respect to a Make-Whole Fundamental Change pursuant to clause (1) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (y) with respect to a Make-Whole Fundamental Change pursuant to clause (2) of the definition thereof, the date on which the Company sends the related redemption notice pursuant to Section 6.04.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning specified in Section 7.01.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.01(i), the Company does not offer to repurchase any Notes.

“Expiration Date” has the meaning specified in Section 5.04(e).

“Free Trade Date” means, with respect to any Note, the date that is one year after the Last Original Issue Date of such Note.

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(1)            a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries and its and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing, or the Company otherwise becomes aware, that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(2)            the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, cash, securities or other property; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Company’s Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (2);

(3)            the Company’s stockholders approve any plan or proposal for its liquidation or dissolution; or

(4)            the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clauses (1) or (2) above will not constitute a Fundamental Change, however, if (x) at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock or common equity interests listed or quoted (or depositary receipts representing shares of common stock, which depositary receipts are listed or quoted) on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market or (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions; and (y) such transaction or transactions constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of the definition of Fundamental Change, any transaction or event described in both clause (1) and in clause (2)(A) or (B) above (without regard to the proviso in clause (2)) will be deemed to occur solely pursuant to clause (2) above (subject to such proviso).

“Fundamental Change Expiration Time” has the meaning specified in Section 4.01(c).

“Fundamental Change Repurchase Date” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 4.01(a)(i).

“Fundamental Change Repurchase Price” means the cash price, as provided in Section 4.01(a), at which any Note is repurchased by the Company pursuant to Article IV.

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 4.01(b).

“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Global Note” has the meaning specified in Section 2.11(b)(i).

“Holder” means a person in whose name a Note is registered.

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of the Notes established as contemplated hereunder.

“Initial Notes” has the meaning specified in Section 2.01.

“Initial Purchasers” means the initial purchasers listed in Schedule 1 to the Purchase Agreement.

“Interest Payment Date” means each June 15 and December 15 of each year, beginning on December 15, 2022 (or such other date as may be set forth in the certificate representing the applicable Note).

“Last Original Issue Date” means (a) with respect to any Notes issued pursuant to the Purchase Agreement (including any Notes issued pursuant to the exercise of the Shoe Option by the Initial Purchasers), and any Notes issued in exchange therefor or in substitution thereof, the later of (i) the date of this Indenture and (ii) the last date any Notes are originally issued pursuant to the exercise of the Shoe Option; and (b) with respect to any other Notes issued pursuant to Section 2.13, and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchasers of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) per share on that date as reported in composite transactions on principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, the “Last Reported Sale Price” of the Common Stock will be the last quoted bid price per share of the Common Stock in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or another similar organization selected by the Company. If the Common Stock is not so quoted, the “Last Reported Sale Price” of the Common Stock will be the average of the midpoint of the last bid and ask per share prices for shares of the Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose, which may be one of the Initial Purchasers.

“Make-Whole Fundamental Change” means (1) any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions or exclusions under the definition of Fundamental Change, but without regard to the proviso in clause (2) of the definition of Fundamental Change; or (2) the sending of any notice of redemption pursuant to Section 6.04 calling any Note for Provisional Redemption pursuant to Section 6.01(a); provided, however, that (x) the sending of any such notice of redemption will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed, pursuant to the last sentence of Section 6.01(a), to be called) for Provisional Redemption pursuant to such notice and not with respect to any other Notes; and (y) the calling of any Note for REIT Preservation Redemption will not, in itself, constitute a Make-Whole Fundamental Change with respect to that or any other Note.

“Make-Whole Fundamental Change Conversion Period” has the following meaning with respect to a Make-Whole Fundamental Change: (1) in the case of a Make-Whole Fundamental Change pursuant to clause (1) of the definition thereof, the period from, and including, the Effective Date of such Make-Whole Fundamental Change to, and including, the second Scheduled Trading Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of an Exempted Fundamental Change or a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, to, and including, the 30th Scheduled Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change); and (2) in the case of a Make-Whole Fundamental Change pursuant to clause (2) of the definition thereof, the period from, and including, the date the Company sends the redemption notice for the related Provisional Redemption pursuant to Section 6.04 to, and including, the second Business Day immediately before the related Redemption Date; provided, however, that if the Conversion Date for the conversion of a Note that has been called (or deemed, pursuant to the last sentence of Section 6.01(a), to be called) for Provisional Redemption occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (1) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such Provisional Redemption pursuant to clause (2) of such definition, then, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Effective Date; and (y) the Make-Whole Fundamental Change with the later Effective Date will be deemed not to have occurred.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Measurement Period” has the meaning specified in Section 5.01(c)(i)(B).

“Note” and “Notes” have the meaning specified in the Recitals and include the Initial Notes and any Additional Notes. The Initial Notes and Additional Notes shall be treated as a single class for all purposes under this Indenture. The term “Note” in this Indenture shall refer to each $1,000 principal amount of Notes.

“Observation Period” means, with respect to any Note to be converted, (a) subject to clause (b) below, if the Conversion Date for such Note occurs on or before March 15, 2027, the 25 consecutive VWAP Trading Days beginning on, and including, the third VWAP Trading Day immediately after such Conversion Date; (b) if such Conversion Date occurs on or after the date the Company has sent a redemption notice pursuant to Section 6.04 calling all or any Notes for Redemption and on or before the second Business Day before the related Redemption Date, the 25 consecutive VWAP Trading Days beginning on, and including, the 26th Scheduled Trading Day immediately before such Redemption Date; and (c) subject to clause (b) above, if such Conversion Date occurs after March 15, 2027, the 25 consecutive VWAP Trading Days beginning on, and including, the 26th Scheduled Trading Day immediately before the Stated Maturity.

“Officer” means the Chairman of the Board, any President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by any Officer.

“Open of Business” means 9:00 a.m. New York City time.

“Opinion of Counsel” means a written opinion of legal counsel who is reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company.

“Ownership Limitation” means the limitation on beneficial ownership of shares of the Common Stock, in number of shares or value, of the outstanding shares of Common Stock contained in the Company’s charter, as amended.

“Paying Agent” has the meaning specified in Section 2.03.

“Provisional Redemption” means the redemption of any Note pursuant to Section 6.01(a).

“Purchase Agreement” means the Purchase Agreement, dated June 6, 2022, between the Company and J.P. Morgan Securities LLC, as representative of the several Initial Purchasers.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a committee thereof, statute, contract or otherwise).

“Redemption” means a REIT Preservation Redemption or a Provisional Redemption.

“Redemption Date” means the date on which any Note is to be redeemed pursuant to a REIT Preservation Redemption or a Provisional Redemption, which date will be established pursuant to Section 6.02.

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its REIT Preservation Redemption or Provisional Redemption, calculated pursuant to Section 6.03.

“REIT Preservation Redemption” means the redemption of any Note pursuant to Section 6.01(b).

“Reference Property” has the meaning specified in Section 5.05.

“Reference Property Unit” has the meaning specified in Section 5.05.

“Register” has the meaning specified in Section 2.03.

“Registrar” has the meaning specified in Section 2.03.

“Regular Record Date” has the meaning specified in Section 3.01(b).

“Reporting Additional Interest” has the meaning specified in Section 7.02(a).

“Reporting Event of Default” has the meaning specified in Section 7.02(a).

“Responsible Officer” means any officer of the Trustee within its Corporate Trust Office, including any Vice President, Assistant Vice President, Assistant Secretary or any other officer of the Trustee (or any successor group of the Trustee) customarily performing functions similar to the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Note” has the meaning specified in Section 2.06(e)(i).

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit B, or any other substantially similar legend indicating the restricted status of any shares of Common Stock issued upon exchange of the Notes under Rule 144.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision thereof), as it may be amended from time to time.

“Rule 144 Additional Interest” has the meaning specified in Section 3.08(c).

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision thereof), as it may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Note, or any successor thereto.

“Settlement Method” means Cash Settlement or Combination Settlement.

“Shoe Option” means the Initial Purchasers’ option, pursuant to the Purchase Agreement, to purchase up to an additional $30,000,000 principal amount of Notes.

“Significant Subsidiaries” means a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act; provided, that, in the case of a Subsidiary that meets the criteria of clause (1)(iii) of the definition thereof but not clause (1)(i) or (1)(ii) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of such determination exceeds $25,000,000.

“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock); provided, however, that in no event will the Specified Dollar Amount be less than $1,000 per $1,000 principal amount of such Note.

“Spin-Off” has the meaning specified in Section 5.04(c).

“Stated Maturity” means, with respect to the Notes, June 15, 2027.

“Stock Price” has the following meaning with respect to a Make-Whole Fundamental Change: (1) if the holders of Common Stock receive only cash in such Make-Whole Fundamental Change, and such Make-Whole Fundamental Change is pursuant to clause (2) of the definition of “Fundamental Change,” then the Stock Price will be the cash amount paid per share in such Make-Whole Fundamental Change; and (2) in all other cases, the Stock Price will be the average of the Last Reported Sale Prices per share of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.

“Subsidiary” of any specified person means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such person, or by one or more other Subsidiaries, or by such person and one or more other Subsidiaries.

“Tender/Exchange Offer Valuation Period” has the meaning specified in Section 5.04(e).

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs on a U.S. national securities exchange or market and (ii) there is no Market Disruption Event. If the Common Stock is not so traded, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of Notes, obtained by the Bid Solicitation Agent for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three nationally recognized independent securities dealers selected by the Company, which may include any of the Initial Purchasers; provided, however, that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, then that one bid will be used. If, on any Trading Day, (a) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of Notes from a nationally recognized independent securities dealer; (b) the Company is not acting as the Bid Solicitation Agent and the Company fails to instruct the Bid Solicitation Agent to obtain bids when required; or (c) the Bid Solicitation Agent fails to solicit bids when required, then, in each case, the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than 98% of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate in effect immediately after the Close of Business on such Trading Day.

“Trading Price Condition” has the meaning specified in Section 5.01(c)(i)(B).

“Valuation Period” has the meaning specified in Section 5.04(c).

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Trustee” has the meaning specified in the first paragraph of this Indenture.

Section 1.02        Section References. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Indenture unless otherwise specified.

Section 1.03        References to Interest. As used in this Indenture and the Notes, references to interest on the Notes will be deemed to include Additional Interest, if any, unless otherwise stated or the context requires otherwise.

Section 1.04        Rules of Construction.

Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            words in the singular include the plural, and in the plural include the singular; and

(e)            provisions apply to successive events and transactions.

Article II.
The Notes

Section 2.01        Designation and Terms of Notes. There is hereby created and designated a series of Notes under this Indenture: the title of the Notes shall be “7.75% Convertible Senior Notes due 2027.”

The aggregate principal amount of the Notes that initially may be authenticated and delivered under this Indenture (the “Initial Notes”) shall be limited to $200,000,000 (or up to $230,000,000 if the Initial Purchasers exercise the Shoe Option), subject to increase as set forth in Section 2.13.

The Notes shall mature on the Stated Maturity.

Principal and interest on Global Notes shall be payable in the manner set forth in Section 3.01.

The Notes shall be convertible as provided in Article V.

Section 2.02        Execution and Authentication.

An Officer shall sign the Notes for the Company by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Notes shall nevertheless be valid.

At any time, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Notes.

A Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in registered form without coupons and only in minimum denominations of $1,000 of principal amount or in denominations that are any integral multiples of $1,000 in excess thereof.

The Trustee shall authenticate the Notes for original issue in the principal amount of the Notes, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Note shall be dated the date of its authentication.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03        Registrar and Paying Agent.

The Company shall maintain an office or agency where the Notes may be presented or surrendered for payment (“Paying Agent”) and where the Notes may be surrendered for registration of transfer or exchange (“Registrar”). The Registrar shall keep a register with respect to the Notes and to their transfer and exchange.

The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar or Paying Agent. If at any time the Company shall fail to maintain any such required Registrar or Paying Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations and surrenders, may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders; provided, however, that in no event will the Trustee be deemed an agent of the Company for service of legal process. The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Notes, the Notes held by each Holder and the transfer and exchange of the Notes, and conversion of the Notes into Conversion Consideration (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may also from time to time designate one or more co-registrars or additional paying agents and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar or additional paying agent. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company or any of its Affiliates may serve as Registrar or Paying Agent.

The Company hereby appoints the Trustee as the initial Registrar and Paying Agent for the Notes.

Section 2.04        Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05        List of Note Holders.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof. The Trustee may destroy any list furnished to it as provided in this Section 2.05 upon receipt of a new list so furnished.

Section 2.06       Transfer and Exchange.

(a)            Subject to Section 2.15 hereof and the other provisions of this Section 2.06, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at the office or agency of the Registrar or co-Registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in minimum denominations of $1,000 of principal amount or in denominations that are any integral multiples of $1,000 in excess thereof, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register. No service charge shall be imposed by the Company, the Trustee, the Registrar, any co-Registrar or the Paying Agent for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for registration of transfer or exchange.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Note (x) surrendered for conversion into Conversion Consideration (except, in the event only part of such Note is to be converted, the portion thereof that is not to be converted); (y) in respect of which a Fundamental Change Repurchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the event only part of such Note is subject to repurchase pursuant to such Fundamental Change Repurchase Notice, the portion of such Note that is not to be repurchased); or (z) selected for redemption pursuant to Article VI (except, in the event only part of such Note is selected for redemption, the portion thereof that is not to be redeemed).

(b)            Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with this Section 2.06(b) and Section 2.11. Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)            Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d)            Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e)            Transfer Restrictions.

(i)            Every Note that bears or is required under this Section 2.06(e) to bear the Restricted Securities Legend (a “Restricted Note”) shall be subject to the restrictions on transfer set forth in this Section 2.06(e) and such legend unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. If a request is made by a Holder of a Restricted Note to remove the Restricted Securities Legend affixed to the certificate representing such Restricted Note prior to the Free Trade Date of such Restricted Note, then the Company, the Trustee and the Registrar may refuse to effect such removal unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require to determine that such removal complies with the Securities Act and other applicable securities laws. For the avoidance of doubt, any new Note to be issued and authenticated to effect such removal pursuant to the preceding sentence will be subject to the requirements of Section 2.02, Section 12.06 and Section 12.07.

(ii)            Except as provided elsewhere in this Indenture, until the Free Trade Date of any Note, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Securities Legend unless (I) such Notes have been transferred (1) under a registration statement that has become effective under the Securities Act, or (2) in accordance with Rule 144, or (II) such requirement is waived by the Company. The Trustee will be entitled to assume that the Free Trade Date with respect to any Note has not occurred until and unless it has received written notice of its occurrence by the Company.

(iii)            No transfer of any Restricted Note will be registered by the Registrar unless the applicable box on the Assignment Form attached to such Restricted Note has been checked and an Officer’s Certificate, Opinion of Counsel and such other information as required by the Registrar or Company confirming that the applicable condition to transfer has been satisfied have been provided.

(iv)            Without limiting the generality of any other provision of this Indenture (including Section 3.08), the Restricted Securities Legend affixed to any Note will be deemed, pursuant to this Section 2.06(e)(iv) and the footnote to such Restricted Securities Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one (1) of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Opinion of Counsel in order to be effective to cause such Restricted Securities Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.06(e)(iv) and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 3.08(b), such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

(f)            Legend on the Common Stock. Except as provided elsewhere in this Indenture, any stock certificate representing shares of Common Stock issued upon conversion of any Notes shall bear the Restricted Stock Legend unless (x) such Notes or such Common Stock, as applicable, has been transferred (i) under a registration statement that has been declared effective under the Securities Act or (ii) in accordance with Rule 144, or (y) such requirement is waived by the Company.

(g)            The Company shall not, and shall not permit any of its controlled “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any Note that has been reacquired by the Company or any of such affiliates.

(h)            Any Note (or security issued by the Company in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the custodian for the Depositary (or its nominee) in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, such custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number.

(i)            Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, ERISA (or, in the case of a governmental plan or a church plan (as described in ERISA Sections 3(32) and 3(33), respectively) any substantially similar federal, state or local law), the Code or the Investment Company Act of 1940, as amended.

(j)            Any shares of Common Stock delivered upon the conversion of any Note to any Person that is not, and has not been at any time during the preceding three months, an Affiliate of the Company shall be issued without any Restricted Stock Legend if (x) such conversion occurs after the Free Trade Date of such Note or (y) such Note otherwise does not, or would not be required hereunder to, bear the Restricted Securities Legend.

Section 2.07      Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity bond as may be required by each of them to hold itself and any of its agents harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and, upon Company Order the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08      Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on the Maturity of the Notes money sufficient to pay such Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09      Temporary Securities.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon the Trustee’s receipt of a Company Order. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee upon receipt of a Company Order shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, temporary Notes shall have the same rights under this Indenture as the definitive Notes.

Section 2.10      Denominations. The Notes shall be issuable only in fully registered form without interest coupons and only in minimum denominations of $1,000 of principal amount or in denominations that are any integral multiples of $1,000 in excess thereof.

Section 2.11      Form and Dating. (a) The Notes and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication.

(b)            Global Notes.

(i)            All of the Notes shall be issued initially in the form of one or more Notes in global form, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, DTC (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided (the “Global Note”). A Global Note may be transferred, in whole or in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Beneficial interest in a Global Note may be held directly through the Depositary if such Holder is a participant in the Depositary, or indirectly through organizations that are participants in the Depositary. Transfers between participants shall be effected in the ordinary way in accordance with Applicable Procedures and shall be settled in clearinghouse funds. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(ii)            Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases, repurchases or conversions of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with Applicable Procedures and shall be made on the records of the Trustee and the Depositary.

(iii)            The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a Holder is entitled to give or take under this Indenture.

(iv)            Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated in this Indenture, payment of the principal of, premium, if any, and interest, if any, on any Global Note shall be made to the Holder thereof.

(v)            The Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of Notes represented by a Global Note as shall be specified in a written statement of the Depositary or by the applicable procedures of such Depositary with respect to such Global Note, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

(c)            Certificated Notes. Beneficial interests in a Global Note may be exchanged for certificated Notes:

(i)            If (x) the Depositary for such Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (y) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Note shall be so exchangeable;

(ii)            If an Event of Default has occurred and is continuing; or

(iii)            If the holder of such beneficial interest and the Company agree to such exchange.

Except as provided in this Section 2.11, a Global Note may not be transferred except as a whole by the Depositary with respect to such Global Note to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

Section 2.12      Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for conversion (the “Conversion Agent”). The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of the Conversion Agent. If at any time the Company shall fail to maintain the Conversion Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations may be made at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Notes.

Section 2.13      Further Issues; Repurchases. The Company may, without the consent of the Holders, issue Additional Notes under this Indenture with the same terms as the Initial Notes (except, to the extent applicable, for the date as of which interest begins to accrue, the first Interest Payment Date for such Additional Notes and the CUSIP number or other identifying information relating to such Additional Notes) in an unlimited aggregate principal amount; provided, that if any such Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, such Additional Notes will be identified by a separate CUSIP number or by no CUSIP number. Prior to the issuance of any such Additional Notes, the Company shall deliver to the Trustee a Company Order and an Officer’s Certificate, which shall cover such matters, in addition to those required by Section 12.07, as the Trustee shall request. In addition, upon the request of the Trustee, the Company shall furnish to the Trustee an Opinion of Counsel which shall cover the matters required by Section 12.07. In addition, the Company may at any time and from time to time repurchase Notes by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws without giving prior notice to or obtaining any consent of the Holders. The Company shall cause any Notes repurchased by the Company pursuant to the foregoing sentence or otherwise (other than Notes repurchased pursuant to cash-settled swaps or other cash-settled derivatives) to be surrendered to the Trustee for cancellation upon the Company’s direction and such Notes will no longer be Outstanding under this Indenture upon their repurchase.

Section 2.14      Cancellation.

The Company at any time may deliver the Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Notes (subject to the record retention requirement of the Exchange Act and in accordance with the customary procedures of the Trustee) and deliver a certificate of such cancellation to the Company, upon written request of the Company. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. The acquisition of any Notes by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Notes are surrendered to the Trustee for cancellation.

Section 2.15      Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest, if any, or payment of the Fundamental Change Repurchase Price, for the purpose of conversion and for all other purposes whatsoever, subject to Section 2.06(h), Section 2.08 and Section 2.11(c), whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.16      CUSIP Numbers.

The Company in issuing the Notes shall use restricted CUSIP and ISIN numbers (if then generally in use) until such time as the Restricted Securities Legend is removed (including pursuant to Section 2.06(e)(iv)). At such time as the Restricted Securities Legend is removed from such Notes (including pursuant to Section 2.06(e)(iv)), the Company will use an unrestricted CUSIP number for such Notes, but only with respect to the Notes from which such Restricted Securities Legend was so removed. The Trustee shall use CUSIP numbers in notices as a convenience to Holders; provided that the Trustee shall not be responsible for the CUSIP numbers printed on any Note, notice or elsewhere and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other elements of identification printed on the Notes, and any action taken in connection with such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee, in writing, of any change in any CUSIP or ISIN number, but failure to so notify the Trustee shall not constitute a Default or Event of Default by the Company.

Article III.
Covenants

Section 3.01      Payment of Principal and Interest; Method of Payment.

The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

(a)            The Notes will bear interest at a rate of 7.75% per year. Interest on the Notes will accrue from and including the initial date of issuance, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on each Interest Payment Date beginning on December 15, 2022 (or such other date as may be set forth in the certificate representing the applicable Note). Pursuant to Section 3.08 and Section 7.02 of this Indenture, in certain circumstances, the Holders of Notes shall be entitled to receive Additional Interest.

(b)            Interest will be paid to the person in whose name a Note is registered at the Close of Business on June 1 or December 1, as the case may be (the “Regular Record Date”), immediately preceding the relevant Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

(c)            The Company will pay the principal of certificated Notes at the office or agency designated by the Company. The Company has initially designated a Corporate Trust Office of the Trustee as its Paying Agent and Registrar as a place where Notes may be presented for payment for or registration of transfer. The Company will pay any interest on any certificated Note to the Holder of such Note (i) if such Holder holds $2,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Notes, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company shall pay the principal of, and interest on Global Notes in immediately available funds to the Depositary.

Section 3.02      Provisions as to Paying Agent.

(a)            If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.02 that such Paying Agent will, during the continuance of any Default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company shall, on or before each due date of the principal of (excluding any Fundamental Change Repurchase Price with respect to), or interest on, the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b)            If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable.

(c)            Anything in this Section 3.02 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 3.02, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)            Anything in this Section 3.02 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.02 is subject to Section 9.03.

(e)            The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 3.03      SEC Filings and Reports.

The Company covenants that any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed by the Company (with a copy to the Trustee) within 15 calendar days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any other similar or successor provision). Documents filed by the Company pursuant to the SEC’s “EDGAR” system (or any successor thereto or replacement system thereof) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 3.03. The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no obligation or responsibility for the filing, timeliness or content of any such document or report or to determine whether the Company is required to file any document, report or other information with the SEC, whether the Company’s information is available on (or has been posted to any website, other online data system or filed with EDGAR (or any successor system)) or whether the Company has otherwise delivered any document or report in accordance with this Section 3.03. Notwithstanding anything to the contrary herein, the Trustee will have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise.

Section 3.04      Additional Interest. If at any time Additional Interest becomes payable by the Company, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 3.05      Compliance Certificate.

To the extent any Notes are outstanding, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his/her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which the Officer may have knowledge). The Company shall provide notice to the Trustee of any change in its fiscal year, but failure to so notify the Trustee shall not constitute a Default or Event of Default by the Company.

Section 3.06      Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07      Delivery of Certain Information. If, at any time, when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the request of any Holder, beneficial owner or prospective purchaser of the Notes or any shares of Common Stock issuable upon the conversion of the Notes, furnish to such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes or such shares of Common Stock pursuant to Rule 144A, as such rule may be amended from time to time. The Company will take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Section 3.08      Rule 144 Additional Interest.

(a)            If, at any time during the six-month period beginning on, and including, the date that is six months after the Last Original Issuance Date of any Note, the Company fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), the Company shall pay Additional Interest on such Note. Such Additional Interest shall accrue on such Note at the rate of 0.25% per annum of the aggregate principal amount of such Note that is then outstanding for each day during such period for which such failure to file has occurred and is continuing. As used in this Section 3.08(a), documents or reports that the Company is required to “file” with the SEC pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Company furnishes to the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b)            If, and for so long as, the Restricted Securities Legend on any Note specified in Section 2.06 has not been removed (or deemed removed pursuant to Section 2.06(e)(iv)), such Note is identified by a restricted CUSIP number or such Note is not otherwise freely tradable pursuant to Rule 144 without restrictions by a Holder that is not, and has not been at any time during the preceding three months, an Affiliate of the Company (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes) as of the De-Legending Deadline Date of such Note (each, a “De-Legending Failure”), then the Company shall pay Additional Interest on such Note, for each day on or after such De-Legending Deadline and on which such De-Legending Failure is continuing, at a rate equal to 0.50% per annum of the aggregate principal amount of such Note outstanding until the restrictive legend on such Note has been removed (or deemed removed pursuant to Section 2.06(e)(iv)), such Note is assigned an unrestricted CUSIP number and such Note is freely tradable pursuant to Rule 144 without restrictions by a Holder that is not, and has not been at any time during the preceding three months, an Affiliate of the Company (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes).

(c)            Additional Interest pursuant to this Section 3.08 (“Rule 144 Additional Interest”) shall be in addition to any Additional Interest payable under Section 7.02.

(d)            The Initial Notes shall be issued initially with a restricted CUSIP number.

(e)            Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(f)            Notwithstanding any other provision in this Indenture, in no event will the combined rate of Rule 144 Additional Interest and Reporting Additional Interest exceed 0.50% per annum regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(g)            Whenever Additional Interest is accruing on a Record Date, the Company will pay all accrued and unpaid Additional Interest to the Holders of record on such Record Date on the corresponding Interest Payment Date.

(h)            If the Company is required to pay Additional Interest to Holders, the Company shall provide a written direction or order in the form of a Company Order to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than two Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Article IV.
Repurchase at Option of the Holder

Section 4.01      Repurchase at the Option of the Holder Upon a Fundamental Change.

(a)            If a Fundamental Change occurs at any time, then, subject to the other provisions of this Article IV, the Holders shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a Business Day (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days and not more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice at a Fundamental Change Repurchase Price equal to 100% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date for an Interest Payment Date and on or prior to the corresponding Interest Payment Date, in which case (x) the Company will pay, on or before such Interest Payment Date, the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the Close of Business on such Regular Record Date; and (y) the Fundamental Change Repurchase Price will not include such accrued and unpaid interest. Any Notes repurchased by the Company will be paid for in cash.

Repurchases of Notes under this Section 4.01 shall be made, at the option of the Holder thereof, upon:

(i)            if the Notes are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note or, if the Notes are Global Notes, a notice that complies with the Applicable Procedures, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law; and

(ii)            delivery or book-entry transfer of the Notes (together with all necessary endorsements) to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law, at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A)            if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B)            the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)            that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder in accordance with Section 4.01(d).

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 4.01.

Any certificated Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such certificated Note without service charge, a new certificated Note or new certificated Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the certificated Note so surrendered.

(b)            After the occurrence of a Fundamental Change, but on or before the 15th day following such occurrence, the Company shall provide to all Holders and the Trustee, the Paying Agent and the Conversion Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the resulting repurchase right, if any, at the option of the Holders arising as a result thereof.

Each Fundamental Change Repurchase Right Notice shall specify:

(i)            the events causing the Fundamental Change and whether such Fundamental Change also constitutes a Make-Whole Fundamental Change;

(ii)            the date of the Fundamental Change;

(iii)            if such Fundamental Change is not an Exempted Fundamental Change, the last date on which a Holder may exercise its repurchase rights under Section 4.01;

(iv)            if such Fundamental Change is not an Exempted Fundamental Change, the Fundamental Change Repurchase Price;

(v)            if such Fundamental Change is not an Exempted Fundamental Change, the Fundamental Change Repurchase Date;

(vi)            the name and address of the Paying Agent (if such Fundamental Change is not an Exempted Fundamental Change) and the Conversion Agent;

(vii)            the applicable Conversion Rate and any related adjustments to the applicable Conversion Rate;

(viii)            if such Fundamental Change is not an Exempted Fundamental Change, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)            if such Fundamental Change is not an Exempted Fundamental Change, the procedures the Holder must follow to require the Company to repurchase its Notes under Section 4.01, if applicable; and

(x)            if such Fundamental Change is an Exempted Fundamental Change, that the Company is not required to offer to repurchase the Notes pursuant to such Exempted Fundamental Change.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.

(c)            A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the Close of Business on the second scheduled Trading Day prior to the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), specifying:

(i)            the principal amount of the withdrawn Notes, which must be $1,000 or an integral multiple thereof;

(ii)            if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii)            the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.

(d)            On or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes properly surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 4.01), or (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 4.01 in accordance with the provisions in Section 3.01(c). The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e)            Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Fundamental Change Repurchase Date, as applicable, falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, then (i) such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes, whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent, and (ii) all other rights of the Holders of such Notes shall terminate other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest, if any, upon delivery or book-entry transfer of the Notes.

(f)            No Notes may be repurchased at the option of Holders on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Fundamental Change Repurchase Price with respect to such Notes).

(g)            In connection with any repurchase offer upon the occurrence of a Fundamental Change, the Company shall, if required:

(i)            comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

(ii)            file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(iii)            otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes,

(h)            in each case, so as to permit the rights and obligations under this Article IV to be exercised in the time and in the manner specified in this Indenture.

(i)            Notwithstanding anything to the contrary in this Article IV, the Company will not be required to offer to repurchase, or repurchase, the Notes pursuant to this Article IV in respect of an event that constitutes a Fundamental Change pursuant to clause (2) of the definition thereof if (i) immediately after such Fundamental Change, the Notes become convertible (pursuant to Section 5.05 and, if applicable, Section 5.07) into Reference Property consisting of cash (in U.S. dollars) in an amount per Note that is greater than the Fundamental Change Repurchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Repurchase Date, including any accrued and unpaid interest prior to such date); and (ii) the related Fundamental Change Repurchase Right Notice sent pursuant to Section 4.01(b) states that Holders will have the right to convert their Notes and receive such amount of cash.

(j)            Notwithstanding anything to the contrary in this Article IV, the Company will not be required to make an offer to repurchase the Notes upon a Fundamental Change if a third party makes such an offer to repurchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Article IV applicable to an offer to repurchase made by the Company and such third party purchases all Notes properly tendered and not validly withdrawn under such offer.

Article V.
Conversion of Notes

Section 5.01      Right to Convert.

(a)            Generally. Subject to the provisions of this Article V, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(b)            Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in a principal amount principal amount that is $1,000 or an integral multiple thereof. Provisions of this Article V applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(c)            When Notes May Be Converted.

(i)            Subject to Section 5.01(c)(ii), a Note may be converted only in the following circumstances:

(A)            Conversion upon Satisfaction of Common Stock Sale Price Condition. A Holder may convert its Notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2022, if the Last Reported Sale Price per share of Common Stock exceeds 110% of the Conversion Price for each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter.

(B)            Conversion upon Satisfaction of Note Trading Price Condition. A Holder may convert its Notes during the five consecutive Business Days immediately after any ten consecutive Trading Day period (such ten consecutive Trading Day period, the “Measurement Period”) if the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth below, for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate in effect immediately after the Close of Business on such Trading Day. The condition set forth in the preceding sentence is referred to in this Indenture as the “Trading Price Condition.”

The Trading Price will be determined by the Bid Solicitation Agent pursuant to this Section 5.01(c)(i)(B) and the definition of “Trading Price.” The Bid Solicitation Agent (if not the Company) will have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company will have no obligation to make such request (or seek bids itself) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price per share of Common Stock and the Conversion Rate. If a Holder provides such evidence, then the Company will (if acting as Bid Solicitation Agent), or will instruct the Bid Solicitation Agent to, determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate in effect immediately after the Close of Business on such Trading Day. If the Trading Price Condition has been met as set forth above, then the Company will notify the Holders, the Trustee and the Conversion Agent of the same. If, on any Trading Day after the Trading Price Condition has been met as set forth above, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate in effect immediately after the Close of Business on such Trading Day, then the Company will notify the Holders, the Trustee and the Conversion Agent of the same.

(C)          Conversion Upon Specified Corporate Events.

(I)            Certain Distributions. If, before March 15, 2027, the Company elects to:

(1)            distribute, to all or substantially all holders of Common Stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (1) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 45 calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced (determined in the manner set forth in the final paragraph of Section 5.04(b)); or

(2)            distribute, to all or substantially all holders of Common Stock, assets or securities of the Company or rights to purchase the Company’s securities (other than a cash distribution required to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes), which distribution per share of Common Stock has a value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Company will send notice of such distribution, and of the related right to convert Notes, to Holders, the Trustee and the Conversion Agent at least 30 Scheduled Trading Days before the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur); and (y) once the Company has sent such notice, Holders may convert their Notes at any time until the earlier of the Close of Business on the Business Day immediately before such Ex-Dividend Date and the Company’s announcement that such distribution will not take place; provided, however, that the Notes will not become convertible pursuant to clause (y) above (but the Company will be required to send notice of such distribution pursuant to clause (x) above) on account of such distribution if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder, in such distribution without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such record date.

(II)            Certain Corporate Events. If a Fundamental Change, Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change pursuant to clause (2) of the definition thereof) or Common Stock Change Event occurs (other than a merger or other business combination transaction that is effected solely to change the Company’s jurisdiction of incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), then, in each case, Holders may convert their Notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th Trading Day after such effective date (or, if such transaction or event also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); provided, however, that if the Company does not provide the notice referred to in the immediately following sentence by such effective date, then the last day on which the Notes are convertible pursuant to this sentence will be extended by the number of Business Days from, and including, such effective date to, but excluding, the date the Company provides such notice. No later than the second Business Day after such effective date, the Company will send notice to the Holders, the Trustee and the Conversion Agent of such transaction or event, such effective date and the related right to convert Notes.

(D)            Conversion Upon Redemption. If the Company calls any Note for Redemption, then the Holder of such Note may convert such Note at any time before the Close of Business on the second Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).

(E)            Conversions During Free Convertibility Period. A Holder may convert its Notes at any time from, and including, March 15, 2027 until the Close of Business on the second Scheduled Trading Day immediately before the Stated Maturity.

(ii)            Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(A)            Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(B)            in no event may any Note be converted after the Close of Business on the second Scheduled Trading Day immediately before the Stated Maturity;

(C)            if the Company calls any Note for REIT Preservation Redemption or Provisional Redemption, then the Holder of such Note may not convert such Note after the Close of Business on the second Business Day immediately before the applicable Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); and

(D)            a Holder of a Note may not convert such note if a Fundamental Change Repurchase Notice with respect to such Note has been validly tendered and not validly withdrawn in accordance with the applicable provisions of Section 4.01.

Section 5.02      Conversion Procedures. The following procedures shall apply to the conversion of Notes:

(a)            In respect of Notes held in certificated form, a Holder must (i) complete and manually sign the conversion notice attached to the Note (the “Conversion Notice”), or facsimile of such Conversion Notice; (ii) deliver such Conversion Notice, which is irrevocable, and the Note to the Conversion Agent at the office maintained by the Conversion Agent for such purpose; (iii) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent or stock transfer agent; (iv) if required pursuant to Section 5.08 below, pay all transfer or similar taxes; and (v) if required pursuant to Section 5.03(f) below, pay funds equal to interest payable on the next Interest Payment Date.

(b)            In respect of a beneficial interest in a Global Note, a Beneficial Owner must comply with the Applicable Procedures for converting a beneficial interest in a Global Note and, if required pursuant to Section 5.03(f), pay funds equal to interest payable on the next Interest Payment Date, and if required, taxes or duties, if any.

The date a Holder satisfies the foregoing requirements, as applicable, is the “Conversion Date” hereunder.

Upon surrender of a certificated Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new certificated Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered. Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby.

Section 5.03      Settlement Upon Conversion.

(a)            Settlement Method. Upon the conversion of any Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article V, either (x) solely cash as provided in Section 5.03(b)(i)(A) (a “Cash Settlement”); or (y) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(b)(i)(B) (a “Combination Settlement”).

(i)            The Company’s Right to Elect Settlement Method. The Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(A)            subject to clause (C) below, all conversions of Notes with a Conversion Date that occurs on or after March 15, 2027 will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders and the Conversion Agent no later than the Open of Business on March 15, 2027;

(B)            subject to clause (C) below, if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before March 15, 2027, then the Company will send notice of such Settlement Method to the Holder of such Note, the Trustee and the Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date;

(C)            if any Notes are called for Redemption, then (I) the Company will specify, in the related redemption notice sent pursuant to Section 6.04 (and, in the case of a Redemption of less than all outstanding Notes, in a notice simultaneously sent to all Holders of Notes not called for Redemption), the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and on or before the second Business Day before the related Redemption Date; and (II) if such Redemption Date occurs on or after March 15, 2027, then such Settlement Method must be the same Settlement Method that, pursuant to clause (A) above, applies to all conversions of Notes with a Conversion Date that occurs on or after March 15, 2027;

(D)            the Company will use the same Settlement Method for all conversions of Notes with the same Conversion Date (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to conversions of Notes with different Conversion Dates, except as provided in clause (A) or (C) above);

(E)            if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default); and

(F)            if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default).

(ii)            The Company’s Right to Irrevocably Fix or Eliminate Settlement Methods. The Company will have the right, exercisable at its election by sending notice of such exercise to the Holders (with a copy to the Trustee and the Conversion Agent), to (1) irrevocably fix the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders; or (2) irrevocably eliminate any one or more (but not all) Settlement Methods (including eliminating Combination Settlement with a particular Specified Dollar Amount or range of Specified Dollar Amounts) with respect to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders, provided, in each case, that (v) in no event will the Company elect (whether directly or by eliminating all other Settlement Methods) Combination Settlement with a specified dollar amount that is less than $1,000 per $1,000 principal amount of Notes; (w) the Settlement Method so elected pursuant to clause (1) above, or the Settlement Method(s) remaining after any elimination pursuant to clause (2) above, as applicable, must be a Settlement Method or Settlement Method(s), as applicable, that the Company is then permitted to elect (for the avoidance of doubt, including pursuant to, and subject to, the other provisions of this Section 5.03(a)); (x) no such irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture (including pursuant to Section 10.02(j) or this Section 5.03(a)); (y) upon any such irrevocable election pursuant to clause (1) above, the Default Settlement Method will automatically be deemed to be set to the Settlement Method so fixed; and (z) upon any such irrevocable election pursuant to clause (2) above, the Company will, if needed, simultaneously change the Default Settlement Method to a Settlement Method that is consistent with such irrevocable election. Such notice, if sent, must set forth the applicable Settlement Method(s) so elected or eliminated, as applicable, and the Default Settlement Method applicable immediately after such election, and expressly state that the election is irrevocable and applicable to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 10.02(j) (it being understood, however, that the Company may nonetheless choose to execute such an amendment at its option).

(iii)            Requirement to Publicly Disclose the Fixed or Default Settlement Method. If the Company changes the Default Settlement Method pursuant to clause (x) of the proviso to the definition of such term or irrevocably fixes the Settlement Method(s) pursuant to Section 5.03(a)(ii), then the Company will either post the Default Settlement Method or fixed Settlement Method(s), as applicable, on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

(b)            Conversion Consideration.

(i)            Generally. Subject to Sections 5.03(b)(ii), 5.03(b)(iii) and Section 5.05(ii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be as follows:

(A)            if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or

(B)            if Combination Settlement applies to such conversion, consideration consisting of (x) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (y) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.

(ii)            Cash in Lieu of Fractional Shares. If Combination Settlement applies to the conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.03(b)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion.

(iii)            Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Applicable Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(iv)            Notice of Calculation of Conversion Consideration. If any Note is to be converted, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination.

(c)            Delivery of the Conversion Consideration. Except as set forth in Sections 5.03(e), 5.04(c), 5.04(e), 5.04(f), and Section 5.05(ii), the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder on or before the second Trading Day immediately after the last VWAP Trading Day of the Observation Period for such conversion.

(d)            Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on the last VWAP Trading Day of the Observation Period for such conversion.

(e)            Limitation on Shares of Common Stock Deliverable Upon Conversion. Notwithstanding anything to the contrary in this Indenture, no Holder will be entitled to receive shares of Common Stock upon conversion of Notes to the extent (but only to the extent) that such delivery would result in a violation of the Ownership Limitation. Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder violating the Ownership Limitation. If any delivery of shares of Common Stock owed to a Holder upon conversion is not made, in whole or in part, because such delivery would result in a violation of the Ownership Limitation, the obligation of the Company to make such delivery shall not be extinguished, and the Company will make such delivery as promptly as practicable after any such Holder gives notice to the Company that such delivery would not result in a violation of the Ownership Limitation. For the avoidance of doubt, the restrictions set forth in this Section 5.03(e) will not affect the Company’ right to elect the Settlement Method applicable to the conversion of any Note in the manner set forth in this Indenture.

(f)            Payment of Interest Upon Conversion.

(i)            Upon conversion, Holders shall not receive any separate cash payment or shares of Common Stock for accrued and unpaid interest, except as provided in Section 5.03(f)(ii). Upon conversion, the Company’s delivery of the Conversion Consideration will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding, the Conversion Date rather than cause such obligation to be cancelled, extinguished or forfeited. In addition, subject to Section 5.03(f)(ii), if the Conversion Consideration for a Note consists of both cash and shares of Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

(ii)            Notwithstanding Section 5.03(f)(i), if the Conversion Date for any Note to be converted occurs after the Regular Record Date, Holders of record of such Note at the Close of Business on such Regular Record Date will receive, on or before the corresponding Interest Payment Date, interest payable on such Note on such Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion with a Conversion Date occurring after any Regular Record Date and on or before the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on such Interest Payment Date for the Notes so converted; provided, however, that no such payment need be made:

(A)           if the Company has specified a Redemption Date that is after such Regular Record Date for the payment of interest and on or prior to the second Business Day immediately following such Interest Payment Date;

(B)            if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to the Business Day immediately following such Interest Payment Date;

(C)            to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes; or

(D)            in respect of any conversions with a Conversion Date that occurs after the Regular Record Date immediately preceding the Stated Maturity.

Therefore, for the avoidance of doubt, all Holders on the Regular Record Date immediately preceding the Stated Maturity will receive the full interest payment due on the Stated Maturity regardless of whether their Notes have been converted following such Regular Record Date.

(g)            Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

Section 5.04          Adjustment of Conversion Rate. The Conversion Rate shall be adjusted as described below, except that the Company will not make any adjustment to the Conversion Rate if Holders participate (other than in the case of a share split or share combination, or a tender or exchange offer of the type described in Section 5.04(e) below), solely as a result of holding the Notes, and at the same time and upon the same terms as holders of Common Stock participate, in any of the transactions described below without having to convert their Notes, as if such Holders had held a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately after the Close of Business on the Record Date for such transaction, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders.

(a)            If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or the Company effects a share split or share combination (in each case, excluding a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.05 will apply), the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or immediately after the Open of Business on such effective date, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or immediately prior to the Open of Business on such effective date, as the case may be; and

OS1	=	the number of the shares of Common Stock that will be outstanding immediately after giving effect to such dividend or distribution or such share split or combination, as the case may be.

Any adjustment made to the Conversion Rate under this Section 5.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution or immediately after the Open of Business on the effective date of such share split or combination, as the case may be. If any dividend or distribution of the type described in this Section 5.04(a) is declared but is not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than (i) as a result of a share combination or (ii) with respect to the Company’s right to readjust the Conversion Rate).

(b)            If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 45 days after the Record Date for such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices per share of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution (other than rights issued or otherwise distributed pursuant to a preferred stock rights plan, as to which Section 5.04(c) and Section 5.04(h) will apply), the Conversion Rate will be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices per share of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.

Any increase in the Conversion Rate made pursuant to this Section 5.04(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such issuance had not occurred. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate).

For purposes of 5.01(c)(i)(C)(I)(1) and this Section 5.04(b), in determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices per share of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise, conversion or exchange thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.

(c)            If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities to all or substantially all holders of Common Stock, excluding:

(i)            dividends, distributions, rights, options or warrants as to which an adjustment was effected (or would be effected without regard to the Deferral Exception) pursuant to Section 5.04(a) or (b) above;

(ii)            rights issued or otherwise distributed pursuant to a preferred stock rights plan, except to the extent provided in Section 5.04(h);

(iii)           dividends or distributions paid exclusively in cash and as to which an adjustment was effected (or would be effected without regard to the Dividend Threshold Amount, and without regard to the Deferral Exception) pursuant to Section 5.04(d) below;

(iv)            a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.04(e) will apply;

(v)            a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.05 will apply; and

(vi)            Spin-Offs as to which the provisions set forth below in this Section 5.04(c) shall apply;

then the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value, as determined by the Company in good faith, of the shares of Capital Stock, evidences of indebtedness, assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities to be distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase in the Conversion Rate made under the portion of this Section 5.04(c) above will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be immediately decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate). Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive upon conversion, in respect of each $1,000 principal amount of Notes held by such Holder, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for the distribution.

With respect to an adjustment made in the Conversion Rate pursuant to this Section 5.04(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted on a U.S. national securities exchange (or will be so listed or quoted when issued) (the foregoing being referred to as a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV0	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or similar equity interest distributed to holders of Common Stock in the Spin-Off (determined by reference to the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event set forth above as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period beginning on, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and (y) the number of shares or units of such capital stock or similar equity interest distributed per share of Common Stock in the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices per share of the Common Stock over the Valuation Period.

Any increase in the Conversion Rate made under the preceding paragraph shall be determined as of the Close of Business on the last Trading Day of the Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off; provided, that in respect of any conversion where any VWAP Trading Day of the applicable Observation Period occurs during the Valuation Period, the Company will, if necessary, delay the settlement of such conversion until the second Trading Day immediately after the last Trading Day of the Valuation Period. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate).

(d)            If the Company pays any cash dividends or distributions to all or substantially all holders of Common Stock (other than a regularly scheduled cash dividend that does not exceed the Dividend Threshold Amount per share of the Company’s Common Stock), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the Last Reported Sale Prices per share of Common Stock on the Trading Day immediately preceding such Ex-Dividend Date;

T	=	the dividend threshold amount, which shall initially be $0.23 per share per fiscal quarter, adjusted as described below to take into account events that cause adjustments to the Conversion Rate and as further adjusted to account for any change in the frequency of payment by the Company of its regular cash dividend; provided, however, that the dividend threshold amount shall be deemed to be zero if such dividend or distribution is not a regularly scheduled dividend by the Company (the “Dividend Threshold Amount”); and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Any increase in the Conversion Rate made under this Section 5.04(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate).

Whenever the Conversion Rate is adjusted pursuant to the provisions described in clauses (a), (b), (c) or (e) of this Section 5.04, the Dividend Threshold Amount shall be adjusted by multiplying it by a fraction, the numerator of which is the Conversion Rate prior to adjustment and the denominator of which is the Conversion Rate following such adjustment.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive upon conversion, for each $1,000 principal amount of Notes held by such Holder, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution.

(e)            If the Company or any Subsidiary of the Company makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of the Company’s Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (before giving effect to such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date.

Any increase in the Conversion Rate made pursuant to this Section 5.04(e) shall be determined as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Close of Business on the Expiration Date; provided, that in respect of any conversion where any VWAP Trading Day of the applicable Observation Period occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, the Company will, if necessary, delay the settlement of such conversion until the second Trading Day immediately after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate).

(f)            Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)              a Note is to be converted pursuant to Combination Settlement;

(ii)             the Record Date or effective date for any dividend or distribution that requires an adjustment to the Conversion Rate pursuant to pursuant to (a), (b), (c) or (d) of Section 5.04 has occurred on or before any VWAP trading day in the Observation Period for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such VWAP Trading Day;

(iii)            the consideration due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock; and

(iv)            such shares are not entitled to participate in such event (because they were not held on the related Record Date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such VWAP Trading Day. In such case, if the date the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second Trading Day after such first date.

(g)            Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)              a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to pursuant to clause (a), (b), (c) or (d) or of Section 5.04;

(ii)             a Note is to be converted pursuant to Combination Settlement;

(iii)            any VWAP Trading Day in the Observation Period for such conversion occurs on or after such Ex-Dividend Date and on or before the related Record Date;

(iv)           the consideration due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v)            such shares would be entitled to participate in such dividend or distribution,

then the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.

(h)            To the extent that the Company has a stockholder rights plan in effect upon conversion of the Notes into Common Stock, Holders will receive, in addition to any Common Stock, the rights under the stockholder rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders its Common stock, shares of its Capital Stock, evidences of indebtedness or assets as described in clause Section 5.04(c) above, subject to re-adjustment in the event of the expiration, termination or redemption of such rights. For the avoidance of doubt, the issuance or adoption of any such rights will not result in an adjustment to the Conversion Rate unless and until such rights have separated from the Common Stock, in which case an adjustment to the Conversion Rate will be made pursuant to Section 5.04(c) as provided in the immediately preceding sentence.

(i)            Except as provided herein, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. Except as provided in Sections 5.04(a) through (e), (h), (j) and (k), and Section 5.07, the Company shall not adjust the Conversion Rate. Without limiting the foregoing, the Conversion Rate will not be adjusted:

(i)              upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)            upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)            upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the immediately preceding clause (ii) and outstanding as of the date the Notes were first issued;

(iv)            upon the issuance of any shares of Common Stock for cash or as consideration in a merger, purchase or similar transaction;

(v)            for a change in the par value of Common Stock;

(vi)            upon any repurchase of shares of Common Stock in the open market or in privately negotiated transactions by the Company (including by way of accelerated share repurchase or other derivatives), in each case other than in transactions described under clause Section 5.04(e) above; or

(vii)            for accrued and unpaid interest.

(j)            In addition to those adjustments required by Sections 5.04(a) through (e) above, and to the extent permitted by law and subject to the listing standards of The New York Stock Exchange, the Company may from time to time increase the Conversion Rate by any amount for a period of at least 20 days, if the Board of Directors determines (which determination shall be conclusive) that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver to Holders, the Trustee and the Conversion Agent (if other than the Trustee) a notice of the increased Conversion Rate and the period during which it will be in effect at least 15 days prior to the date the increased Conversion Rate takes effect, in accordance with applicable law. In addition, subject to the listing standards of The New York Stock Exchange, the Company may also, but is not required to, increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock or rights to acquire shares of Common Stock or similar event.

(k)            Adjustments to the applicable Conversion Rate shall be calculated to the nearest one ten-thousandth (1/10,000th) of a share. If any adjustment of the Conversion Rate is less than 1% of the applicable Conversion Rate, such adjustment will be carried forward and the adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with the original adjustment, aggregate to at least 1% of the applicable Conversion Rate, provided, however, that, regardless of the 1% threshold, any carry-forward adjustment will be given effect immediately upon (i) the Conversion Date of, or any VWAP Trading Day of an Observation Period for, any Note (solely with respect to the converted Note); (ii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iii) the date the Company call any Notes for Redemption; and (iv) March 15, 2027.

Section 5.05          Recapitalizations, Reclassifications and Changes of Shares of Common Stock. In the event of:

(a)            any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a share split or combination);

(b)           a consolidation, merger or combination involving the Company;

(c)            a sale or conveyance to another person of all or substantially all of the Company’s property and assets; or

(d)           any statutory share exchange,

in each case as a result of which the Common Stock would be converted into, or exchanged for, cash, securities or other property or assets (including cash or any combination thereof) (such an event, a “Common Stock Change Event,” and such cash, securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then:

(i)            from and after the effective time of such Common Stock Change Event:

(A)           the consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in Article V (or in any related definitions) were instead a reference to the same number of Reference Property Units;

(B)            for purposes of Section 6.01(a), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units;

(C)            for purposes of the definition of “Ex-Dividend Date” and “Record Date,” the term “Common Stock” will be deemed to refer to any class of securities forming part of such Reference Property; and

(D)            for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” references to the Company’s “Common Stock” and “Common Equity” will be deemed to refer to the Common Equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;

(ii)           if such Reference Property Unit consists entirely of cash, then (A) each conversion of any Note with a Conversion Date that occurs on or after the effective date of such Common Stock Change Event will be settled entirely in cash in an amount, per $1,000 principal amount of such Note being converted, equal to the product of (x) the Conversion Rate in effect on such Conversion Date (including, for the avoidance of doubt, any increase to such Conversion Rate pursuant to Section 5.07, if applicable); and (y) the amount of cash constituting such Reference Property Unit; and (B) the Company will settle each such conversion no later than the fifth Business Day after the relevant Conversion Date; and

(iii)          for these purposes, (A) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (B) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. Dollars, the face amount thereof).

For purposes of the foregoing, if the Reference Property of a Common Stock Change Event consists of more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of Reference Property received, per share of Common Stock, by the holders of the Common Stock. If such Common Stock Change Event also constitutes a Fundamental Change, a Holder may require the Company to repurchase all or a portion of its Notes to the extent provided in Section 4.01. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the composition of the Reference Property Unit as soon as practicable after such determination is made.

The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.05. The above provisions of this Section shall similarly apply to successive Common Stock Change Events.

On or before the effective date of each Common Stock Change Event, the Company shall execute with the Trustee a supplemental indenture permitted under Article X giving effect to the provisions of Section 5.05 with respect to such Common Stock Change Event.

Section 5.06      Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate Last Reported Sale Prices over a span of multiple days (including (x) with respect to the “Stock Price” for purposes of a Make-Whole Fundamental Change; or (y) to calculate Daily VWAPs over an Observation Period), the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, effective date or Expiration Date, as applicable, of the event occurs, at any time during the period during which such prices are to be calculated.

Section 5.07      Adjustment to Conversion Rate Upon Conversion Upon Make-Whole Fundamental Changes.

(a)           If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Stated Maturity with respect to any Note and the Holder of such Note elects to convert such Note in connection with such Make-Whole Fundamental Change, then the Company shall increase the Conversion Rate applicable to such conversion by a number of additional shares of Common Stock (the “Additional Shares”) as set forth below. A conversion of a Note with respect to which a Make-Whole Fundamental Change has occurred shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Conversion Date for such conversion occurs during the Make-Whole Fundamental Change Conversion Period for such Make-Whole Fundamental Change.

(b)           The number of Additional Shares by which the Conversion Rate will be increased for the conversion of any Note converted in connection with a Make-Whole Fundamental Change occurring with respect to such Note shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date and the Stock Price for such Make-Whole Fundamental Change.

(c)           The Stock Prices set forth in the first row (i.e., the column headers) of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Sections 5.04(a) through (e).

(d)          The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i)             if the Stock Price is between two stock price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock prices and the two dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii)            if the Stock Price is greater than $14.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate; and

(iii)            if the Stock Price is less than $9.29 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 107.6426 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 5.04.

(e)            If a Holder of Notes elects to convert its Notes prior to the Effective Date of any Fundamental Change, such Holder shall not be entitled to an increased Conversion Rate in connection with such conversion.

(f)            Any conversion that entitles the converting Holder to an increase in the Conversion Rate as described in this Section 5.07 shall be settled as described under Section 5.03.

Section 5.08          Taxes on Shares Issued. Any issue of shares of Common Stock upon conversions of Notes shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock upon conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such shares of Common Stock unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.09          Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, sufficient Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion. To the extent the Company delivers shares of Common Stock held in its treasury in settlement of the conversion of any Notes, each reference in this Indenture or the Notes to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery, mutatis mutandis.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.

Section 5.10          Responsibility of Trustee. Neither the Conversion Agent nor the Trustee has any duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to comply with any of the duties, responsibilities or covenants of the Company contained in this Article V. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine whether a supplemental indenture needs to be entered into or the correctness of any provisions contained in any supplemental indenture entered into and may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. For the avoidance of doubt, neither the Trustee nor the Conversion Agent shall be responsible for making any calculations under this Article V nor for monitoring the price of the Common Stock.

Section 5.11          Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article V shall be conclusive if made in good faith, absent manifest error.

Article VI.
Redemption; no sinking fund

Section 6.01          Right of the Company to Redeem the Notes. The Company may redeem the Notes at its option only pursuant to Section 6.01(a) or Section 6.01(b).

(a)            Provisional Redemption. Subject to the other terms of this Article VI, the Company will have the right, exercisable at its election, to redeem all or part (in a principal amount that is an integral multiple of $1,000) of the Notes on a Redemption Date on or after June 16, 2025 and on or before the 25th Scheduled Trading Day immediately before the Stated Maturity, for cash at the Redemption Price, but only if the Last Reported Sale Price per share of Common Stock exceeds 130% of the Conversion Price on (i) each of at least 20 Trading Days, whether or not consecutive, during the 30 consecutive Trading Days ending on, and including, the Trading Day immediately before the date the Company sends the related redemption notice pursuant to Section 6.04; and (ii) the trading day immediately before the date the Company sends such redemption notice pursuant to Section 6.04; provided, however, that the Company will not call any Notes for Provisional Redemption pursuant to this Section 6.01(a) unless the excess of the principal amount of Notes outstanding as of the time the Company sends the related redemption notice pursuant to Section 6.04 over the aggregate principal amount of Notes set forth in such redemption notice as being subject to such Provisional Redemption is at least $100,000,000 (it being understood, for the avoidance of doubt, that the restriction set forth in this proviso will not apply to any REIT Preservation Redemption pursuant to Section 6.01(b)). If the Company elects to call less than all of the outstanding Notes for Provisional Redemption pursuant to this Section 6.01(a), and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the Close of Business on the 27th Scheduled Trading Day immediately before the relevant Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Provisional Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the Close of Business on the second Business Day immediately before such Redemption Date, and each such conversion will be deemed to be of a Note called for Provisional Redemption for purposes of this Section 6.01(a) and for purposes of Section 5.07.

(b)          REIT Preservation Redemption. Subject to the other terms of this Article VI, if the Company determines that redeeming the Notes is necessary to preserve its status as a real estate investment trust for U.S. federal income tax purposes, then, the Company will have the right, exercisable at its election, to redeem all or part (in a principal amount that is an integral multiple of $1,000) of the Notes on a Redemption Date occurring prior to the Stated Maturity and established pursuant to Section 6.02, to the extent, and only to the extent, necessary to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes, for cash in an amount equal to the Redemption Price.

Section 6.02          Redemption Date. The Redemption Date for any Note to be redeemed pursuant to a REIT Preservation Redemption or a Provisional Redemption will be a Business Day of the Company’s choosing that is no more than 50, nor less than 30, Scheduled Trading Days after the date the related redemption notice is sent pursuant to Section 6.04.

Section 6.03          Redemption Price. The Redemption Price for any Note to be redeemed pursuant to a REIT Preservation Redemption or a Provisional Redemption will be a cash amount equal to 100% of the aggregate principal amount of such Note to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date; provided, however, that if such Redemption Date is after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, then (x) the Company will pay, on or before such Interest Payment Date, the full amount of accrued and unpaid interest payable on such Note on such Interest Payment Date to the Holder of such note at the Close of Business on such Regular Record Date; and (y) the Redemption Price will not include such accrued and unpaid interest.

Section 6.04          Notice of Redemption. The Company will send to each applicable Holder notice of any redemption with a copy to the Trustee pursuant to Section 6.01 containing the following information: (a) the Redemption Date; (b) the Redemption Price; (c) the name and address of the Paying Agent; (d) if any Notes are being redeemed in part, the portion of the principal amount of such Notes to be redeemed; (e) that Notes (other than Global Notes) called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; (f) the CUSIP number, if any, of the Notes being redeemed; (g) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, will cease to accrue on and after the Redemption Date (except as provided in Section 6.03 with respect to a Redemption Date that is after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date); (x) that the right of any Holder of such Note to convert such Note will expire at the Close of Business on the Business Day immediately before the Redemption Date; (y) a brief summary of the procedures a Holder must follow to convert such Note; and (z) the current Conversion Rate (and any adjustments thereto that have been deferred, and not given effect, pursuant to the Deferral Exception). Each notice of redemption, once sent, will be irrevocable, subject to the right of Holders to convert any Notes called for redemption.

Section 6.05          Redemption Prohibited in Certain Circumstances. Notwithstanding anything to the contrary in this Article VI, no Notes may be redeemed pursuant to a REIT Preservation Redemption or a Provisional Redemption on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the applicable Redemption Price with respect to such Notes).

Section 6.06          Partial Redemptions. If only a portion of a Note is subject to redemption pursuant to Section 6.01 and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to redemption.

Section 6.07          No Sinking Fund. No sinking fund is provided for the Notes.

Article VII.
Remedies

Section 7.01           Events of Default.

(a)            “Event of Default,” wherever used herein, means any one of the following events:

(i)            default in the payment of any interest on any Note when it becomes due and payable and such default continues for a period of 30 days;

(ii)            default in the payment of the principal of any Note when due and payable at its Stated Maturity, upon redemption or required repurchase, upon declaration of acceleration or otherwise;

(iii)            default in the Company’s obligation to deliver the consideration required to be delivered upon conversion of the Notes, and such default continues for five Business Days;

(iv)            failure by the Company to comply with its obligations under Article VIII; or

(v)            failure by the Company to send (x) a Fundamental Change Repurchase Right Notice in accordance with Section 4.01; or (y) a notice pursuant to Section 5.01(c)(i)(C), if, in the case of any notice set forth in clause (x) or (y) other than a notice pursuant to Section 5.01(c)(i)(C)(I), such failure is not cured within five days after its occurrence;

(vi)            failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(vii)            default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed (other than non-recourse debt of a Subsidiary of the Company) in excess of $25,000,000 in the aggregate of the Company and/or such Subsidiary, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable, and such debt has not been discharged in full or such declaration rescinded or annulled within 60 days or (ii) from a failure to pay the principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such defaulted payment shall not have been made, waived or extended within 60 days;

(viii)            a final judgment for the payment of $25,000,000 or more (excluding any amounts covered by insurance) rendered against the Company or any of its Subsidiaries, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(ix)            the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(x)            an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

Section 7.02      Acceleration of Maturity; Rescission and Annulment.

(a)            If an Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may, declare 100% of the principal of and accrued and unpaid interest on all Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall become due and payable immediately. However, upon an Event of Default arising out of Sections 7.01(a)(ix) and (x) (except, in either case, solely with respect to any one or more Significant Subsidiary), the aggregate principal amount and accrued and unpaid interest shall be due and payable immediately without notice from the Trustee or Holders.

Notwithstanding the foregoing, at the election of the Company, the sole remedy with respect to an Event of Default for the failure by the Company to comply with its obligations as set forth in Section 3.03 (any such Event of Default, a “Reporting Event of Default”) shall, for the first 365 days after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive additional interest (the “Reporting Additional Interest”) on the Notes at an annual rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 185-day period on which such Reporting Event of Default is continuing beginning on, and including, the date on which such Reporting Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period on which such Reporting Event of Default is continuing beginning on, and including, the 186th day on which such Reporting Event of Default is continuing. In no event will the combined rate of the Reporting Additional Interest and Rule 144A Additional Interest exceed a total rate of 0.50% per annum on any Note, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. If the Company so elects, the Reporting Additional Interest shall be payable as provided in subsections (e) and (g) of Section 3.08. On the 366th day after such Reporting Event of Default (if the Reporting Event of Default is not cured or waived prior to such 366th day), the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately (and, for the avoidance of doubt, Reporting Additional Interest will cease to accrue). The provisions of this Section 7.02 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Reporting Additional Interest following a Reporting Event of Default in accordance with this paragraph or the Company elected to make such payment but does not pay such Reporting Additional Interest when due, the Notes shall be immediately subject to acceleration as provided above. In no event shall Additional Interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in this paragraph, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to this paragraph. With regard to any Reporting Event of Default, no Reporting Additional Interest shall accrue after such Reporting Event of Default has been cured.

(b)            If the Company elects to pay Reporting Additional Interest as the sole remedy during the first 365 days after the occurrence of a Reporting Event of Default, the Company shall notify in writing the Holders, the Trustee and the Paying Agent of such election prior to the beginning of such 365-day period. Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided in the first paragraph of Section 7.02(a) above.

Section 7.03      Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a)            default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)            default is made in the payment of the principal of any Note when due and payable at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.04      Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.05      Trustee May Enforce Claims Without Possession of Notes . All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 7.06      Application of Money Collected. Subject to Article V, any money or property money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:           To the payment of all amounts due the Trustee under Section 11.06;

Second:      To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

Third:          The balance, if any, to the Company.

Section 7.07      Limitation on Suits. Subject to Section 7.08, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)            such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)            the Holders of at least 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to pursue the remedy;

(c)            such Holders have offered to the Trustee security or indemnity and/or security satisfactory to it against the loss, liability or expense to be incurred in compliance with such request;

(d)            the Trustee has not complied with such request for 60 days after its receipt of such notice and offer of security or indemnity; and

(e)            the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, inconsistent with such written request within such 60-day period, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 7.08      Unconditional Right of Holders to Receive Principal and Interest and to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note when due and to convert such Note in accordance with Article V and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 7.09      Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.10      Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11      Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 7.12      Control by Holders. The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a)            such direction shall not be in conflict with any rule of law or with this Indenture and shall not be unduly prejudicial to the rights of any other Holder or result in personal liability to the Trustee; provided, however, that the Trustee shall not have an affirmative duty to determine whether any such direction is prejudicial to any other Holder; and

(b)            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture;

and provided, further that, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against any loss, liability or expense.

Section 7.13      Waiver of Past Defaults and Rescission. The Holders of a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes:

(a)            waive any existing Default or Event of Default hereunder and its consequences, except a Default:

(i)            in the payment of the principal of or accrued and unpaid interest on any Note that remains uncured, or

(ii)            in respect of the failure to deliver amounts due upon conversion of a Note in accordance with Section 5.01 hereunder, and

(b)            at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VII provided, rescind and annul any such declaration of acceleration with respect to the Notes and its consequences, if:

(i)            such rescission will not conflict with any judgment or decree of a court of competent jurisdiction, and

(ii)            all existing Events of Default (other than nonpayment of the principal of or accrued and unpaid interest on any Note or a failure to deliver amounts due upon conversion of a Note in accordance with Section 5.01 hereunder) have been cured or waived.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.14      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant; provided, that this Section 7.14 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, to any suit by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the outstanding Notes or in any suit for the enforcement of the right to convert any Note in accordance with Article V or for the enforcement of the payment of the principal of or interest on any Note on or after the maturity of such Note, including the Stated Maturity expressed in such Note.

Section 7.15      Notice of Default.

The Company shall deliver to the Trustee, within 30 days after the occurrence of any events that constitute a Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default, the status such events and what action the Company is taking or proposes to take with respect thereof.

Section 7.16      Interest on Overdue Payments. Payments of any Fundamental Change Repurchase Price, Redemption Price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Article VIII.
Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.01      Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not (x) consolidate with or merge with or into another Person or (y) sell, lease or otherwise transfer all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than, in the case of this clause (y), to one or more wholly owned subsidiaries of the Company), unless:

(i)            the resulting, surviving or transferee Person, if other than the Company, is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person, if not the Company, shall expressly assume, by supplemental indenture hereto, executed and delivered to the Trustee, all obligations of the Company under the Notes and this Indenture;

(ii)            immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

(iii)           the Company, or the successor Person if other than the Company, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease or transfer (and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture) comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02      Successor Substituted.

Upon any transaction referred to in Section 8.01 in accordance therewith, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company will (other than in the case of a lease) be released from all obligations and covenants under this Indenture and the Notes.

Article IX.
Satisfaction and Discharge

Section 9.01      Satisfaction and Discharge of Indenture.

(a)            When (i) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash or shares of Common Stock (or, if applicable, other Reference Property), as applicable, sufficient to pay at the Stated Maturity, upon conversion of, or upon any Fundamental Change Date or Redemption Date with respect to, all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such Stated Maturity, Fundamental Change Repurchase Date or Redemption Date, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (A) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (B) rights hereunder of Holders to receive payments of principal of and interest on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (C) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the reasonable cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 11.06, and if money shall have been deposited with the Trustee pursuant to this Section 9.01(a), the provisions of Sections Section 2.03, Section 2.06, Section 2.07, Section 9.02 and Section 9.03 shall survive.

Section 9.02      Application of Trust Funds.

Subject to the provisions of Section 9.03, all money deposited with the Trustee pursuant to Section 9.01, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee.

For the avoidance of doubt, this Section 9.02 shall apply to the cash (and/or shares of Common Stock (or, if applicable, other Reference Property), if any) deposited with the Trustee pursuant to Section 9.01 and all money or other assets deposited with the Trustee pursuant to Section 9.01; provided, however that nothing in this Section 9.02 shall obligate or require the Trustee to hold shares of Common Stock or Reference Property.

All monies deposited with the Trustee pursuant to Section 9.01 (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon Company request.

Section 9.03      Repayment to Company.

Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 9.04      Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money deposited with respect to the Notes in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 9.01; provided, however, that if the Company has made any payment of principal of or interest on or any additional amounts with respect to any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent after payment in full to the Holders.

Article X.
amendments and waivers

Section 10.01      Supplemental Indentures.

Any Notes held by the Company or any of its Affiliates shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the Holders of the requisite aggregate principal amount of the outstanding Notes have consented to a modification, amendment or waiver of the terms of this Indenture.

Section 10.02      Supplemental Indentures Without Consent of Holders.

Notwithstanding anything to the contrary in Section 10.03, without the consent of any Holder, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee and the Company and/or amend the Notes, for any of the following purposes:

(a)            to cure any ambiguity, omission, defect or inconsistency;

(b)            to provide for the assumption of the Company’s obligations under this Indenture by a successor pursuant to Article VIII;

(c)            to provide any security for or add guarantees with respect to the Notes;

(d)            to issue Additional Notes pursuant to Section 2.13;

(e)            to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)            to give effect to Section 5.05 in connection with a Common Stock Change Event;

(g)            to make any other change that does not adversely affect in any material respect the rights of any Holder of outstanding Notes (other than any Holder that consents to such change);

(h)            to comply with any requirement of the SEC in connection with any qualification of this Indenture under the Trust Indenture Act of 1939, as amended and then in effect;

(i)            to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Company’s preliminary offering memorandum dated June 6, 2022 relating to the offering of the Notes, as supplemented by the Company’s pricing term sheet dated June 6, 2022 relating thereto;

(j)            irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that (i) no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(a); and (ii) such irrevocable election or elimination can in no event result in a Specified Dollar Amount of less than $1,000 per $1,000 principal amount of Notes applying to the conversion of any Note;

(k)            to evidence or provide for the acceptance of the appointment of a successor Trustee; or

(l)            to comply with the Applicable Procedures of the Depositary.

Section 10.03      Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the outstanding Notes, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, of modifying in any manner the rights of the Holders under this Indenture or waiving any past Default or compliance with any provisions of this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby,

(a)            reduce the amount of the Notes the Holders of which must consent to a supplement to this Indenture;

(b)            reduce the rate, or extend the stated time for payment, of interest (other than Additional Interest) on any Note;

(c)            reduce the principal, or extend the Stated Maturity, of any Note;

(d)            make any change that adversely affects the conversion rights of any Note;

(e)            reduce any Redemption Price or Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes, the Company’s right to redeem the Notes or its obligation to repurchase the Notes in connection with a Fundamental Change, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)            change the place or currency of payment of principal or interest in respect of any Note;

(g)            impair the right of any Holder to bring suit for the enforcement of any payment of principal of and interest on, or the Conversion Consideration due upon conversion of, or any other payment on or with respect to, such Holder’s Notes on or after the due dates therefor;

(h)            adversely affect the ranking of the Notes as the Company’s senior unsecured indebtedness; or

(i)            make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions if such change adversely affects the rights of the Holders of the Notes.

It shall not be necessary for any Act or consent of Holders under this Section 10.03 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 10.04      Notices of Supplemental Indentures. After a supplement under this Article X becomes effective, the Company will send to the Holders a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 10.05      Revocation and Effect of Consents.

Until an amendment set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Note or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the supplemental indenture or the date the waiver becomes effective.

Any amendment or waiver once effective shall bind every Holder affected by such amendment or waiver.

Section 10.06      Notation on or Exchange of Notes.

The Company or the Trustee, at the Company’s direction, may place an appropriate notation about an amendment or waiver on Notes thereafter authenticated. The Company in exchange for the Notes may issue and the Trustee shall authenticate upon request new Notes that reflect the amendment or waiver.

Section 10.07      Trustee Protected.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 11.01) shall be fully protected in relying upon an Officer’s Certificate or an Opinion of Counsel or both complying with Section 12.06. The Trustee shall sign all supplemental indentures upon delivery of such an Officer’s Certificate or Opinion of Counsel or both, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

Article XI.
trustee

Section 11.01      Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use in the conduct of such person’s own affairs under the same circumstances.

(b)            Except during the continuance of an Event of Default:

(i)            The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(ii)            In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture.

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            This paragraph does not limit the effect of this Section 11.01.

(ii)            The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)            The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes in accordance with Section 7.12(b).

(d)            Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 11.01 and to Section 11.02.

(e)            The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.

(f)            The Trustee shall not be liable for interest on (or the investment of) any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)            No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction.

(h)            The Paying Agent, the Conversion Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (e), (f) and (g) of this Section 11.01 and in Section 11.02, each with respect to the Trustee.

Section 11.02      Rights of Trustee.

(a)            The Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not confirm or investigate the accuracy of mathematical calculations or any fact or matter stated in the document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)            The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)            The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without willful misconduct or negligence and in reliance thereon.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)            In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(j)            The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(k)            The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l)            Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order or any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(m)           The Trustee shall not be required to give any bond or surety in respect of the execution of this the trusts and powers under this Indenture.

Section 11.03      Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Section 11.09.

Section 11.04      Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.

Section 11.05      Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Notes and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall send to each Holder notice of a Default or Event of Default within 90 days after the Trustee obtains actual knowledge thereof; provided, however, that, except in the case of a Default or Event of Default in payment of principal of or interest on the Notes, the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

Section 11.06      Compensation and Indemnity.

The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out of pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify and hold harmless the Trustee (including the cost of defending itself) against any cost, expense (including attorneys’ fees) or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it (except as set forth in the next paragraph) in the performance of its duties under this Indenture as Trustee or Agent (whether brought by the Company, any Holder or any third party), including those incurred with respect to enforcement of its right to indemnity hereunder. The Trustee shall notify the Company promptly of any claim by a third party for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless and to the extent that the Company is materially prejudiced thereby. Except for claims involving the Company, the Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel (plus one local counsel, if applicable, in each applicable jurisdiction) and the Company shall pay the fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or negligence.

To secure the Company’s payment obligations in this Section 11.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the Notes. Such lien will survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(a)(ix) or Section 7.01(a)(x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive the satisfaction and discharge or termination of this Indenture, the repayment of the Notes and the resignation or removal of the Trustee.

Section 11.07      Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 11.07.

The Trustee may resign with respect to the Notes by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Company at least 30 days prior to the requested date of removal. The Company may remove the Trustee with respect to the Notes if:

(a)            the Trustee fails to comply with Section 11.09;

(b)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)            a Custodian or public officer takes charge of the Trustee or its property; or

(d)            the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 11.06, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes. A successor Trustee shall mail a notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 11.07, the Company’s obligations under Section 11.06 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.

Section 11.08      Successor Trustee by Merger, Etc..

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, subject to Section 11.09.

Section 11.09      Eligibility; Disqualification.

There will at all times be a trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Article XII.
Miscellaneous

Section 12.01      Governing Law. This Indenture and the Notes shall be governed by, and construed under, the laws of the State of New York.

Section 12.02      Calculations in Respect of Notes. The Company shall be responsible for making all calculations called for hereunder and under the Notes or in connection with a conversion. These calculations include, but are not limited to, determinations of the Last Reported Sale Price, the daily VWAP of the Company’s Common Stock, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, accrued interest payable on the Notes and the Conversion Rate on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on the Holders. The Company shall provide a schedule of the Company’s calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Company will send the Company’s calculations to any Holder upon the written request of such Holder.

Section 12.03      No Representations or Warranties by the Trustee. The Trustee makes no representations or warranties with respect to the validity or sufficiency of this Indenture.

Section 12.04      Payments on Business Days Only.

If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or, in the case of any Note to be repurchased on a Fundamental Change Repurchase Date, an Interest Payment Date coinciding with such Fundamental Change Repurchase Date) falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no interest will accrue for such intervening period. If the Stated Maturity falls on a day that is not a Business Day, the required payment of interest and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for such intervening period. If a Fundamental Change Repurchase Date falls on a day that is not a Business Day, then the Company will pay the related the Fundamental Change Repurchase Price promptly following the later of the next succeeding Business Day or the time of book-entry transfer or the delivery of the relevant Notes as provided in Section 4.01(a).

Section 12.05      Notices.

Any notice or communication by the Company or the Trustee to the other, or by a Holder to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail, sent by overnight delivery, or sent via electronic transmission:

if to the Company:

Redwood Trust, Inc.

One Belvedere Place, Suite 300

Mill Valley, CA 94941

Attention: Corporate Secretary

Telephone: (415) 389-7373

Facsimile: (415) 381-1773

with a copy to:

Latham & Watkins LLP

650 Town Center Drive

20th Floor

Costa Mesa, CA 92626

Attention: William J. Cernius, Esq.

Telephone: (714) 755-8051

if to the Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Redwood Trust, Inc. Administrator

Telephone: (302) 636-6398

Fax: (302) 636-4145

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first-class mail to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

If the Company mails a notice or communication pursuant to this Indenture to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture, where this Indenture or the Notes provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary (or its designee) pursuant to the customary procedures of such Depositary, and any notice so given will be deemed to have been given “in writing.”

Section 12.06      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than, with respect to clause (b) below, the initial authentication of Notes hereunder), the Company shall furnish to the Trustee:

(a)            an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)            an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.07      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)            a statement that the person making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.08      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Holders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.09      No Recourse Against Others.

A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 12.10      Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by telecopier, facsimile or other electronic transmission (i.e., a “.pdf” or “.tif”) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by telecopier, facsimile or other electronic transmission (i.e., a “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of similar import in this Indenture and the Notes shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.

Section 12.11      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12      Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.13      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Indenture and the Exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersede all prior agreements and understandings, written or oral.

Section 12.14      Table of Contents, Headings, Etc..

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15      Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.16      USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Redwood Trust, Inc.

By:	/s/ Brooke E. Carillo
Name: Brooke E. Carillo
Title: Chief Financial Officer

[Signature Page to the Indenture]

In Witness Whereof, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Wilmington Trust, National Association, as Trustee

By:	/s/ Michael H. Wass
Name: Michael H. Wass
Title: Vice President

[Signature Page to the Indenture]

Schedule A

Make-Whole Table

The following table sets forth the hypothetical Stock Prices and the number of Additional Shares by which the Conversion Rate will be increased per $1,000 principal amount of the Notes in the event of a Make Whole Fundamental Change:

	Stock Price
Effective Date	$9.29	$9.50	$10.00	$10.45	$11.00	$11.50	$12.00	$12.50	$13.00	$13.59	$14.00
June 9, 2022	11.9603	10.5505	7.6870	5.6306	3.6782	2.3487	1.3650	0.6648	0.2077	0.0162	0.0000
June 15, 2023	11.9603	10.5505	7.6230	5.5349	3.5745	2.2609	1.3125	0.6640	0.2077	0.0162	0.0000
June 15, 2024	11.9603	10.5505	7.6230	5.5349	3.5745	2.2609	1.2967	0.6400	0.2077	0.0162	0.0000
June 15, 2025	11.9603	10.5505	7.6230	5.4383	3.3355	1.9835	1.0558	0.4656	0.1446	0.0103	0.0000
June 15, 2026	11.9603	10.5316	6.9410	4.5139	2.4364	1.2270	0.5050	0.1352	0.0169	0.0000	0.0000
June 15, 2027	11.9603	9.5811	4.3180	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

SA-1

Exhibit A

[FORM OF FACE OF NOTE]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF REDWOOD TRUST, INC. OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF REDWOOD TRUST, INC. DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

Include the following legend for Global Notes only (the “Global Securities Legend”):]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITORY.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Securities Legend”):]

[THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. 1]

1 This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.06(e)(iv) of the Indenture.

Redwood Trust, Inc.

7.75% Convertible Senior Notes due 2027

No. [__]	Initially U.S. $[__]

[CUSIP:     [__]]2

[ISIN:         [__]]3

Redwood Trust, Inc., a corporation duly incorporated and validly existing under the laws of the State of Maryland (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [__] U.S. Dollars ($[__]) [(which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture)]4 on June 15, 2027.

The original issue date of this Note is [__].

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Note shall be governed by, and construed under, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

2 At such time as the Company notifies the Trustee that, pursuant to Section 2.06(e)(iv) of the Indenture, the restrictive legend affixed to this certificate is deemed to be removed, the CUSIP number for this Security shall be deemed to be CUSIP No. [__].

3 At such time as the Company notifies the Trustee that, pursuant to Section 2.06(e)(iv) of Indenture, the restrictive legend affixed to this certificate is deemed to be removed, the ISIN number for this Security shall be deemed to be ISIN No. [__].

4 Include bracketed language only if the Note is a Global Note.

In Witness Whereof, the Company has caused this instrument to be duly executed.

Redwood Trust, Inc.

By:
Name:
Title:

Date:

TRUSTEE’S CERTIFICATION OF AUTHENTICATION

Wilmington Trust, National Association, as Trustee, certifies that this is one of the Notes described in the within-mentioned Indenture.

By:
Name:
Title: Authorized Signatory

Date:

[FORM OF REVERSE SIDE OF NOTE]

Redwood Trust, Inc.

7.75% Convertible Senior Notes due 2027

This Note is one of a duly authorized issue of 7.75% Convertible Senior Notes due 2027 (the “Notes”) of the Company issued under an indenture, dated as of June 9, 2022 (as amended, modified or supplemented, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The terms of the Note include those stated in the Indenture and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.	Interest.

This Note shall bear interest at a rate of 7.75% per annum on the principal amount. Interest on this Note shall accrue from, and including, [__] or from, and including, the most recent date to which interest has been paid or duly provided for, as the case may be. Interest will be due and payable semi-annually, in arrears, on each June 15 and December 15 of each year, beginning on [December 15, 2022], to the person in whose name a Note is registered at the Close of Business on the immediately preceding June 1 and December 1, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. As used in this Note, references to interest on the Notes will be deemed to include Additional Interest, if any, unless otherwise stated or unless the context requires otherwise.

Interest will cease to accrue on the Notes upon payment of the Notes in full at Stated Maturity, conversion of the Notes or repurchase by the Company at the option of the Holder upon the occurrence of a Fundamental Change.

2.	Method of Payment.

Payment of the principal of the Notes shall be made at the office or agency of the Paying Agent, Registrar and Conversion Agent designated by the Company in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, in accordance with Section 3.01(c) of the Indenture.

3.	Paying Agent, Registrar and Conversion Agent.

Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change the Paying Agent, Registrar and Conversion Agent without prior notice to the Holders of the Notes. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent.

4.	Repurchase by the Company at the Option of the Holder Upon a Fundamental Change.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of any Holder, all or any portion of the Notes held by such Holder upon a Fundamental Change in principal amounts of $1,000 or integral multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent, and the Paying Agent must receive, a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Notes to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw (in whole or in part) any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

5.	Redemption.

The Notes will be subject to redemption at the Company’s option only as provided in Article VI of the Indenture.

6.	Conversion.

Subject to the provisions of the Indenture (including without limitation the conditions of conversion of Notes set forth in Article V of the Indenture), the Holder hereof has the right, at its option, to convert the principal amount hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into Conversion Consideration based on the Conversion Rate specified in the Indenture. The initial Conversion Rate is 95.6823 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial Conversion Price of approximately $10.45 per share of Common Stock), subject to adjustment in certain events described in the Indenture.

No fractional shares of Common Stock will be issued upon any conversion. The Company shall make payment of an amount in cash, as provided in the Indenture, in respect of any fraction of a share of Common Stock which would otherwise be issuable upon the surrender of any Notes for conversion. Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

Notwithstanding anything to the contrary in the Indenture, no Holder will be entitled to receive shares of the Common Stock upon conversion of Notes to the extent (but only to the extent) that such delivery would result in a violation of the Ownership Limitation. If any delivery of shares of Common Stock owed to a Holder upon conversion is not made, in whole or in part, because such delivery would result in a violation of the Ownership Limitation, the obligation of the Company to make such delivery shall not be extinguished, and the Company will make such delivery as promptly as practicable after any such Holder gives notice to the Company that such delivery would not result in a violation of the Ownership Limitation. For the avoidance of doubt, the restrictions set forth in this paragraph will not affect the Company’ right to elect the Settlement Method applicable to the conversion of any Note in the manner set forth in the Indenture.

7.	Denominations; Transfer; Exchange.

The Notes are in fully registered form, without interest coupons, in minimum denominations of $1,000 of principal amount or in denominations that are any integral multiples of $1,000 in excess thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

8.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

9.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Notes or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing Default or Event of Default with respect to the Notes and its consequence or compliance with any provision of the Notes or the Indenture may be waived, except in certain circumstances described in the Indenture, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes in the circumstances set forth in the Indenture.

10.	Defaults and Remedies.

If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Notes then outstanding, plus accrued and unpaid interest, may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Notes plus accrued and unpaid interest shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.

11.	Authentication.

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

12.	Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

13.	Indenture to Control; Governing Law.

To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

This Note shall be governed by, and construed under, the laws of the State of New York.

SCHEDULE OF EXCHANGES OF NOTES5

The following exchanges, purchases, repurchases or conversions of a part of this Global Note have been made:

Date of Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian	Decrease in Principal Amount of this Global Note	Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase

[5]	This schedule is to be included only if the Note is a Global Note.

ASSIGNMENT FORM

7.75% Convertible Senior Notes due 2027

Transfer Certificate

For value received ____________________ hereby sell(s), assign(s) and transfer(s) unto ________________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐ To Redwood Trust, Inc. or a subsidiary thereof; or

☐ To a person that the undersigned reasonably believes to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, as amended.

CONVERSION NOTICE

If you want to exercise the option to convert this Note in accordance with the terms of the Indenture referred to in this Note, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000, provided that the portion not so converted is in a minimum principal amount of $1,000):

$_________________________________

If you want the share certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, as amended.

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Redwood Trust, Inc. Administrator

Telephone: (302) 636-6398

Fax: (302) 636-4145

Re:	Redwood Trust, Inc. (the “Company”)

7.75% Convertible Senior Notes due 2027

This is a Fundamental Change Repurchase Notice as defined in Section 4.01(a)(i) of the Indenture, dated as of June 9, 2022, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Indenture”). Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Notes: ________________________

I intend to deliver the following aggregate principal amount of Notes for repurchase by the Company pursuant to Article IV of the Indenture (integral multiples of $1,000 with a minimum of $1,000):

$_____________________

I hereby agree that the Notes will be repurchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture.

Signed:

Exhibit B

RESTRICTED STOCK LEGEND

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES ACT, AND, ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT:

(A)            TO REDWOOD TRUST, INC. OR ANY SUBSIDIARY THEREOF;

(B)            PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; OR

(C)            UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, REDWOOD TRUST, INC. AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1